Exhibit 99.1

Verisk Reports Third-Quarter 2025 Financial Results

●	Third quarter revenue of $768 million, up 5.9%, and up 5.5% on an organic constant currency (OCC) basis.
●	Net income of $226 million, up 2.5% as strong operating performance were partially offset by higher net interest expense in the current year and investment gain in the prior year.
●	Adjusted EBITDA, a non-GAAP measure, of $429 million, up 7.2%, and up 8.8% on an OCC basis.
●	Diluted GAAP earnings per share of $1.61, up 4.5%.
●	Diluted adjusted EPS, a non-GAAP measure, of $1.72, up 3.0%.
●	Pending AccuLynx acquisition subject to a Second Request from the FTC as part of the agency's review of the proposed transaction.

JERSEY CITY, N.J., October 29, 2025 — Verisk (Nasdaq: VRSK), a leading global data analytics and technology provider, today announced results for the third quarter ended September 30, 2025. The earnings release is available on the company’s Investor Relations website at investor.verisk.com.

Lee Shavel, President and CEO, Verisk:

“I am pleased to share that Verisk is on track to deliver another year in line with our long-term growth targets. Our continued strategic engagement across the industry is opening new opportunities to partner with our clients and expanding our client base to new ecosystem participants. Through our C-suite engagements, we continue to hear support for us to provide more data and integrate that data more deeply into systems and the industry ecosystem generally for efficiency."

Elizabeth Mann, CFO, Verisk:

"In the third quarter 2025, Verisk organic constant currency revenue grew 5.5%. We did experience temporary factors including a historically low level of severe weather events which negatively impacted growth by approximately 1%. Through ongoing cost discipline, we delivered strong operating leverage, translating to 8.8% OCC adjusted EBITDA growth and 40% free cash flow growth demonstrating the strong cash flow generation potential of our business model. We continue to have great confidence in our ability to deliver results in line with our long-term growth targets for this year, for 2026 and beyond."

Financial Highlights

Summary of Results (GAAP and Non-GAAP) from Continuing Operations
(in millions, except per share amounts)
Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	% Change	2025	2024	% Change
Revenues	$768	$725	5.9%	$2,294	$2,146	6.9%
Net income	226	220	2.5	711	747	(4.8)
Adjusted EBITDA	429	401	7.2	1,291	1,178	9.5
Diluted EPS attributable to Verisk	1.61	1.54	4.5	5.06	5.22	(3.1)
Diluted adjusted EPS	1.72	1.67	3.0	5.34	5.04	6.0
Net cash provided by operating activities	404	296	36.2	1,093	889	23.0
Free cash flow	336	241	39.6	916	720	27.2
Dividends per share	0.45	0.39	15.4	1.35	1.17	15.4

Revenue

($ in millions)

Note: OCC revenue growth is a non-GAAP measure. See “Non-GAAP Reconciliations” below for a reconciliation to the nearest GAAP measure.

*Beginning with the first quarter of 2025, an immaterial component of our Insurance segment was transferred from Claims to Underwriting in calculating the OCC change percentage. The transfer has no impact on the OCC growth rates for our Insurance segment.

	Three Months Ended
	September 30,		% Change
	2025	2024	Reported	OCC*
Underwriting	$542	$507	6.9%	5.8%
Claims	226	218	3.6	5.0
Insurance	$768	$725	5.9	5.5

	Nine Months Ended
	September 30,		% Change
	2025	2024	Reported	OCC*
Underwriting	$1,624	$1,513	7.3%	6.9%
Claims	670	633	5.8	7.6
Insurance	$2,294	$2,146	6.9	7.1

●

Underwriting revenues increased 6.9% in the quarter and 5.8% on an OCC basis, primarily due to our forms, rules and loss cost services and extreme event solutions. Life solutions and specialty business also contributed to the growth. On December 2, 2024, we sold Atmospheric and Environmental Research ("AER"), which was a business within Underwriting. AER is included in our revenue from disposition.

●

Claims revenues grew 3.6% in the quarter and 5.0% on an OCC basis, primarily due to anti-fraud solutions and casualty solutions. Our growth was negatively impacted by a historically low level of severe weather activity in the quarter.

Net Income, Adjusted EBITDA and Adjusted EBITDA Margin

($ in millions)

Note: Adjusted EBITDA is a non-GAAP measure. Margin is calculated as a percentage of revenues. See “Non-GAAP Reconciliations” below for a reconciliation to the nearest GAAP measure.

●	Net income was $226 million, an increase of 2.5% in the quarter. The increase in net income was mainly driven by revenue growth and cost discipline, partially offset by an increase in interest expense and a nonrecurring tax benefit recognized in the prior period, as well as lower tax benefits from equity compensation in the current period versus the prior period.

	Three Months Ended
	September 30,		% Change		Margin
	2025	2024	Reported	OCC	2025	2024
Adjusted EBITDA	$429	$401	7.2%	8.8%	55.8%	55.2%

	Nine Months Ended
	September 30,		% Change		Margin
	2025	2024	Reported	OCC	2025	2024
Adjusted EBITDA	$1,291	$1,178	9.5%	9.4%	56.3%	54.9%

●	Adjusted EBITDA increased 8.8% on an OCC basis, primarily due to operating leverage based on revenue growth and cost discipline.

Diluted Earnings Per Share

Note: Adjusted earnings per share is a non-GAAP measure. See “Non-GAAP Reconciliations” below for a reconciliation to the nearest GAAP measure.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	% Change	2025	2024	% Change
Diluted EPS attributable to Verisk	$1.61	$1.54	4.5%	$5.06	$5.22	(3.1)%
Diluted adjusted EPS	$1.72	$1.67	3.0%	$5.34	$5.04	6.0%

●

The increase in diluted EPS of 4.5% was primarily the result of solid operational performance and a lower average share count, partially offset by increased net interest and depreciation expenses and a higher year over year tax rate.  The tax rate was impacted by a lower tax benefit from equity compensation in the current period and a one-time tax benefit in the prior year period.

●

Diluted adjusted EPS increased 3.0%, reflecting solid operational performance and a lower average share count, partially offset by increased net interest and depreciation expenses and a higher year over year tax rate.  The tax rate was impacted by a lower tax benefit from equity compensation in the current period and a one-time tax benefit in the prior year period.

Cash Flow and Capital Return

($ in millions)

Note: Free cash flow is a non-GAAP measure. See “Non-GAAP Reconciliations” below for a reconciliation to the nearest GAAP measure.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	% Change	2025	2024	% Change
Net cash provided by operating activities	$403.5	$296.2	36.2%	$1,092.7	$888.6	23.0%
Capital expenditures	(67.4)	(55.5)	21.4	(176.9)	(168.5)	5.0
Free cash flow	$336.1	$240.7	39.6	$915.8	$720.1	27.2

●	Net cash provided by operating activities grew 36.2% in the quarter, while free cash flow increased 39.6%.
●	Free cash flow growth was driven by an increase in operating profit, the timing of cash receipts and lower cash tax payments, partially offset by an increase in interest payments.

●	On September 30, 2025, we paid a cash dividend of 45 cents per share of common stock issued and outstanding to the holders of record as of September 15, 2025.
●	On October 22, 2025, our Board of Directors approved a cash dividend of 45 cents per share of common stock issued and outstanding. The dividend is payable on December 31, 2025, to holders of record as of December 15, 2025.
●

In the third quarter, we repurchased 0.4 million shares for $100.0 million, including a $50.0 million Accelerated Share Repurchase program, at an average price, less a discount, of $271.31. As of September 30, 2025, we had $1.2 billion remaining under our share repurchase authorization.

Full Year 2025 Outlook

Metric	Original February 2025	July 2025(1)	Updated October 2025
Total revenue	$3,030 – $3,080M	$3,090 – $3,130M	$3,050 – $3,080M
Adjusted EBITDA	$1,670 – $1,720M	$1,700 – $1,740M	$1,690 – $1,720M
Adjusted EBITDA margin	55.0% – 55.8%	55.0% – 55.8%	55.0% – 55.8%
Diluted adjusted EPS	$6.80 – $7.10	$6.80 – $7.00	$6.80 – $7.00
Tax rate	23% – 25%	23% – 25%	23% – 25%
Capital expenditures	$245 – $265M	$245 – $265M	$245 – $265M
Fixed asset depreciation & amortization	$250 – $270M	$250 – $270M	$250 – $270M
Intangible amortization	$65M	$65M	$65M
Interest expense	$145 – $165M	$190 – $210M	$165 – $185M
Dividend per share	$1.80	$1.80	$1.80

(1) Included $40-50M revenue contribution from acquisitions

Subsequent Events

On October 22, 2025, we and AccuLynx each received a Request for Additional Information and Documentary Material (Second Request) from the U.S. Federal Trade Commission as part of the agency's review of the proposed transaction.

Conference Call

Our management team will host a live audio webcast to discuss the financial results and business highlights on Wednesday, October 29, 2025, at 8:30 a.m. EDT (5:30 a.m. PDT, 12:30 p.m. GMT). All interested parties are invited to listen to the live event via webcast on our investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 800-715-9871 for U.S./Canada participants or 646-307-1963 for international participants.

A replay of the webcast will be available for 30 days on our investor website and through the conference call number 800-770-2030 for U.S./Canada participants or 647-362-9199 for international participants using Conference ID #1730953.

About Verisk

Verisk is a leading strategic data analytics and technology partner to the global insurance industry. It empowers clients to strengthen operating efficiency, improve underwriting and claims outcomes, combat fraud and make informed decisions about global risks, including climate change, extreme events, sustainability and political issues. Through advanced data analytics, software, scientific research and deep industry knowledge, Verisk helps build global resilience for individuals, communities and businesses. With teams across more than 20 countries, Verisk consistently earns certification by Great Place to Work and fosters an inclusive culture where all team members feel they belong.

Verisk is traded on the Nasdaq exchange and is a part of the S&P 500 Index and the Nasdaq-100 Index.

For more information, please visit www.verisk.com.

Contact:

Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
IR@verisk.com

Media

Alberto Canal

Verisk Public Relations

201-469-2618

Alberto.Canal@verisk.com

Forward-Looking Statements

This release contains forward-looking statements, including those related to our Full Year 2025 Outlook and financial guidance. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise except as required by law.

Notes Regarding the Use of Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as supplemental information regarding our operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. We believe that our presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. In addition, our management uses these measures for reviewing our financial results, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense, net; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related adjustments (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. We believe these measures are useful and meaningful because they help us allocate resources, make business decisions, allow for greater transparency regarding our operating performance, and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related adjustments (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; and (iv) nonrecurring gain/loss, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. We believe these measures are useful and meaningful because they allow evaluation of the after-tax profitability of our results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. We believe free cash flow is an important measure of the recurring cash generated by our operations that may be available to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Organic: Organic is defined as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale), and nonrecurring gain/loss associated with cost-based and equity-method investments that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. We believe the organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison and the impact of recent dispositions, for which results are removed from all prior periods presented to allow for comparability.

Organic Constant Currency (OCC) Growth Rate: Our operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact changes in value over time compared with the U.S. dollar. Accordingly, we present certain constant currency financial information to assess how we performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. We believe organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of our business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 11 for a reconciliation of consolidated adjusted EBITDA and a results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 13 for a reconciliation of net cash provided by operating activities to free cash flow.

We are not able to provide a reconciliation of Full Year 2025 Outlook for Adjusted EBITDA, Adjusted EBITDA margin, and Diluted Adjusted EPS to the most directly comparable expected GAAP results because of the unreasonable effort and high unpredictability of estimating certain items that are excluded from non-GAAP Adjusted EBITDA, Adjusted EBITDA margin, and Diluted Adjusted EPS, including, for example, tax consequences, acquisition-related costs, gain/loss from dispositions and other non-recurring expenses, the effect of which may be significant.

Attached Financial Statements

Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of September 30, 2025 and December 31, 2024

	September 30, 2025	December 31, 2024
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$2,107.9	$291.2
Accounts receivable, net of allowance for doubtful accounts of $33.9 and $22.5, respectively	436.8	434.4
Prepaid expenses	85.2	72.8
Income taxes receivable	35.8	83.3
Other current assets	29.4	29.9
Total current assets	2,695.1	911.6
Noncurrent assets:
Fixed assets, net	591.0	605.9
Operating lease right-of-use assets, net	143.9	156.0
Intangible assets, net	447.6	392.4
Goodwill	1,878.6	1,726.6
Deferred income tax assets	36.7	34.3
Other noncurrent assets	449.0	437.9
Total assets	$6,241.9	$4,264.7
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$229.2	$249.8
Short-term debt and current portion of long-term debt	1,488.9	514.2
Deferred revenues	505.0	447.2
Operating lease liabilities	26.7	26.0
Income taxes payable	9.2	1.7
Total current liabilities	2,259.0	1,238.9
Noncurrent liabilities:
Long-term debt	3,229.2	2,546.9
Deferred income tax liabilities	209.8	191.6
Operating lease liabilities	144.0	158.7
Other noncurrent liabilities	22.4	23.6
Total liabilities	5,864.4	4,159.7
Commitments and contingencies (Note 16)
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 139,370,402 and 140,414,637 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	3,095.8	2,994.0
Treasury stock, at cost, 404,632,636 and 403,588,401 shares, respectively	(10,497.0)	(10,062.4)
Retained earnings	7,675.9	7,153.4
Accumulated other comprehensive income	101.9	15.0
Total Verisk stockholders' equity	376.7	100.1
Noncontrolling interests	0.8	4.9
Total stockholders’ equity	377.5	105.0
Total liabilities and stockholders’ equity	$6,241.9	$4,264.7

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three and Nine Months Ended September 30, 2025 and 2024

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions, except for share and per share data)
Revenues	$768.3	$725.3	$2,293.9	$2,146.1
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	229.5	223.4	689.8	670.6
Selling, general and administrative	110.6	114.0	326.0	308.4
Depreciation and amortization of fixed assets	64.0	58.1	197.4	174.5
Amortization of intangible assets	18.3	18.3	50.4	55.0
Total operating expenses, net	422.4	413.8	1,263.6	1,208.5
Operating income	345.9	311.5	1,030.3	937.6
Other (expense) income:
Net gain on early extinguishment of debt	—	—	—	3.6
Investment (loss) gain	(1.6)	5.9	10.1	102.4
Interest expense, net	(42.2)	(32.1)	(114.0)	(90.1)
Total other (expense) income, net	(43.8)	(26.2)	(103.9)	15.9
Income before income taxes	302.1	285.3	926.4	953.5
Provision for income taxes	(76.6)	(65.3)	(215.3)	(206.3)
Net income	225.5	220.0	711.1	747.2
Less: Net loss attributable to noncontrolling interests	—	0.1	—	0.6
Net income attributable to Verisk	$225.5	$220.1	$711.1	$747.8
Basic net income per share attributable to Verisk:	$1.62	$1.55	$5.08	$5.24
Diluted net income per share attributable to Verisk:	$1.61	$1.54	$5.06	$5.22
Weighted-average shares outstanding:
Basic	139,509,985	141,778,551	139,874,142	142,594,074
Diluted	139,941,935	142,511,476	140,407,010	143,259,411

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Three and Nine Months Ended September 30, 2025 and 2024

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions)
Cash flows from operating activities:
Net income	$225.5	$220.0	$711.1	$747.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	64.0	58.1	197.4	174.5
Amortization of intangible assets	18.3	18.3	50.4	55.0
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.9	0.9	2.3	2.2
Provision for doubtful accounts	2.5	4.3	13.9	11.2
Net gain on early extinguishment of debt	—	—	—	(3.6)
Impairment of cost-based investments	—	—	—	1.0
Stock-based compensation expense	12.1	11.6	41.8	37.2
Net gain upon settlement of investment in non-public companies	—	—	—	(98.3)
Deferred income taxes	29.9	(8.2)	10.6	(26.0)
Loss on disposal of fixed assets	—	7.5	—	7.7
Gain on lease modification	—	(1.9)	—	(1.9)
Acquisition related liability adjustment	—	—	(1.6)	—
Other operating	2.9	—	(8.3)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	173.1	31.6	(6.6)	(120.2)
Prepaid expenses and other assets	(8.4)	7.9	(5.3)	33.1
Operating lease right-of-use assets, net	6.6	9.5	18.0	23.2
Income taxes	(5.0)	(3.5)	55.5	13.8
Accounts payable and accrued liabilities	54.5	32.9	(14.6)	(66.1)
Deferred revenues	(165.3)	(75.7)	52.8	122.2
Operating lease liabilities	(8.3)	(14.9)	(20.4)	(26.7)
Other liabilities	0.2	(2.2)	(4.3)	3.1
Net cash provided by operating activities	403.5	296.2	1,092.7	888.6
Cash flows from investing activities:
Acquisitions and purchase of additional controlling interest, net of cash acquired of $4.6, $0.0, $4.9, and $1.8, respectively	(160.4)	—	(184.8)	(23.4)
Investments in non-public companies	(4.0)	(0.9)	(8.5)	(0.4)
Proceeds received upon settlement of investment in non-public companies	—	—	—	112.1
Capital expenditures	(67.4)	(55.5)	(176.9)	(168.5)
Escrow (funding) release associated with acquisitions	(2.7)	3.8	(2.7)	3.8
Net cash used in investing activities	(234.5)	(52.6)	(372.9)	(76.4)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of original discount	—	—	698.3	590.2
Proceeds from the issuance of short-term debt	1,497.9	—	1,497.9	—
Payment of debt issuance costs	(19.2)	—	(25.4)	(5.6)
Repayment of current portion of long-term debt	—	—	(500.0)	—
Payment on early extinguishment of debt	—	—	—	(396.4)
Repurchases of common stock	(100.1)	(340.0)	(400.2)	(690.0)
Share repurchases not yet settled	—	(60.0)	—	(60.0)
Payment of contingent liability related to acquisition	—	—	—	(8.5)
Payment of excise tax	—	—	(7.6)	—
Proceeds from stock options exercised	3.7	47.4	51.3	110.6
Net share settlement of taxes from restricted stock and performance share awards	(0.5)	(0.4)	(26.0)	(13.0)
Dividends paid	(62.6)	(55.3)	(188.6)	(166.6)
Other financing activities, net	(13.9)	(13.0)	(20.1)	(18.9)
Net cash provided by (used in) financing activities	1,305.3	(421.3)	1,079.6	(658.2)
Effect of exchange rate changes	4.9	3.6	17.3	1.3
Net increase (decrease) in cash and cash equivalents	1,479.2	(174.1)	1,816.7	155.3
Cash and cash equivalents, beginning of period	628.7	632.1	291.2	302.7
Cash and cash equivalents, end of period	$2,107.9	$458.0	$2,107.9	$458.0
Supplemental disclosures:
Income taxes paid	$51.7	$77.0	$149.0	$218.4
Interest paid	$24.9	$7.9	$84.8	$63.0
Noncash investing and financing activities:
Deferred tax liability established on date of acquisition	$—	$—	$2.5	$1.4
Finance lease additions	$2.2	$5.9	$4.0	$28.4
Operating lease additions (terminations), net	$2.2	$(9.5)	$3.8	$(5.7)
Fixed assets included in accounts payable and accrued liabilities	$0.1	$—	$0.2	$—

Non-GAAP Reconciliations

Consolidated EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin Reconciliation, and Organic Adjusted EBITDA Reconciliation from Continuing Operations

(in millions)

Note: EBITDA, adjusted EBITDA, adjusted EBITDA margin, and organic adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net income	$225.5	29.3%	$220.0	30.3%	$711.1	31.0%	$747.2	34.8%
Depreciation and amortization of fixed assets	64.0	8.3	58.1	8.0	197.4	8.6	174.5	8.1
Amortization of intangible assets	18.3	2.4	18.3	2.5	50.4	2.2	55.0	2.6
Interest expense, net	42.2	5.5	32.1	4.5	114.0	5.0	90.1	4.2
Provision for income taxes	76.6	10.0	65.3	9.0	215.3	9.4	206.3	9.6
EBITDA	426.6	55.5	393.8	54.3	1,288.2	56.2	1,273.1	59.3
Acquisition-related earn-outs, net	0.7	0.1	—	—	0.5	—	—	—
Impairment of cost-based investments	—	—	—	—	—	—	1.0	0.1
Nonoperational foreign currency loss on internal loan transaction	—	—	—	—	—	—	4.2	0.2
Litigation reserve, net of recovery	—	—	—	—	—	—	(4.7)	(0.2)
Net gain upon settlement of investment in non-public companies	(2.1)	(0.3)	—	—	(2.1)	(0.1)	(98.3)	(4.6)
Net gain on early extinguishment of debt	—	—	—	—	—	—	(3.6)	(0.2)
Leasehold impairment, net of lease modification gain	—	—	6.7	0.9	—	—	6.7	0.3
Acquisition-related fees	3.9	0.5	—	—	3.9	0.2	—	—
Adjusted EBITDA	429.1	55.8	400.5	55.2	1,290.5	56.3	1,178.4	54.9
Less: Adjusted EBITDA from acquisitions and disposition	(3.5)		(0.5)		(3.0)		(0.7)
Organic adjusted EBITDA	$425.6	55.8	$400.0	55.5	$1,287.5	56.3	$1,177.7	55.3

Results Summary, EBITDA and Adjusted EBITDA Reconciliation

(in millions)

Note: Organic revenues, EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures.

	Three Months Ended September 30,
	2025	2024
Revenues	$768.3	$725.3
Less: Revenues from acquisitions and disposition	(5.4)	(4.8)
Organic revenues	$762.9	$720.5

EBITDA	$426.6	$393.8
Acquisition-related earn-outs, net	0.7	—
Net gain upon settlement of investment in non-public companies	(2.1)	—
Leasehold impairment, net of lease modification gain	—	6.7
Acquisition-related fees	3.9	—
Adjusted EBITDA	429.1	400.5
Less: Adjusted EBITDA from acquisitions and disposition	(3.5)	(0.5)
Organic adjusted EBITDA	$425.6	$400.0

	Nine Months Ended September 30,
	2025	2024
Revenues	$2,293.9	$2,146.1
Less: Revenues from acquisitions and dispositions	(7.0)	(14.9)
Organic revenues	$2,286.9	$2,131.2

EBITDA	$1,288.2	$1,273.1
Acquisition-related earn-outs, net	0.5	—
Impairment of cost-based investments	—	1.0
Nonoperational foreign currency loss on internal loan transaction	—	4.2
Litigation reserve, net of recovery	—	(4.7)
Net gain upon settlement of investment in non-public companies	(2.1)	(98.3)
Net gain on early extinguishment of debt	—	(3.6)
Leasehold impairment, net of lease modification gain	—	6.7
Acquisition-related fees	3.9	—
Adjusted EBITDA	1,290.5	1,178.4
Less: Adjusted EBITDA from acquisitions and disposition	(3.0)	(0.7)
Organic adjusted EBITDA	$1,287.5	$1,177.7

Consolidated Adjusted EBITDA Expense Reconciliation

(in millions)

Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating expenses	$422.4	$413.8	$1,263.6	$1,208.5
Less: Depreciation and amortization of fixed assets	(64.0)	(58.1)	(197.4)	(174.5)
Less: Amortization of intangible assets	(18.3)	(18.3)	(50.4)	(55.0)
Less: Net gain on early extinguishment of debt	—	—	—	(3.6)
Less: Investment loss (gain)	1.6	(5.9)	(10.1)	(102.4)
Less: Acquisition-related earn-outs, net	(0.7)	—	(0.5)	—
Less: Impairment of cost-based investments	—	—	—	(1.0)
Less: Nonoperational foreign currency loss on internal loan transaction	—	—	—	(4.2)
Plus: Litigation reserve, net of recovery	—	—	—	4.7
Plus: Net gain upon settlement of investment in non-public companies	2.1	—	2.1	98.3
Plus: Net gain on early extinguishment of debt	—	—	—	3.6
Less: Leasehold impairment, net of lease modification gain	—	(6.7)	—	(6.7)
Less: Acquisition-related fees	(3.9)	—	(3.9)	—
Adjusted EBITDA expenses	$339.2	$324.8	$1,003.4	$967.7

Diluted Adjusted EPS Reconciliation

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income	$225.5	$220.0	$711.1	$747.2
Plus: Amortization of intangibles	18.3	18.3	50.4	55.0
Less: Income tax effect on amortization of intangibles	(4.7)	(4.8)	(13.1)	(14.3)
Less: Acquisition-related earn-outs, net	0.7	—	0.5	—
Less: Income tax effect on acquisition-related earn-outs	(0.1)	—	(0.4)	—
Plus: Nonoperational foreign currency loss on internal loan transaction	—	—	—	4.2
Less: Income tax effect on nonoperational foreign currency loss on internal loan transaction	—	—	—	(1.0)
Plus: Impairment of cost-based investments	—	—	—	1.0
Less: Income tax effect on impairment of cost-based investments	—	—	—	(0.2)
Less: Litigation reserve, net of recovery	—	—	—	(4.7)
Plus: Income tax effect on litigation reserve, net of recovery	—	—	—	1.7
Less: Net gain upon settlement of investment in non-public companies	(2.1)	—	(2.1)	(98.3)
Plus: Income tax effect on net gain upon settlement of investment in non-public companies	0.4	—	0.4	28.5
Less: Net gain on early extinguishment of debt	—	—	—	(3.6)
Plus: Income tax effect on net gain on early extinguishment of debt	—	—	—	0.9
Plus: Leasehold impairment, net of lease modification gain	—	6.7	—	6.7
Less: Income tax effect on leasehold impairment, net of lease modification gain	—	(1.7)	—	(1.7)
Plus: Acquisition-related fees	3.9	—	3.9	—
Less: Income tax effect on acquisition-related fees	(1.0)	—	(1.0)	—
Adjusted net income	$240.9	$238.5	$749.7	$721.4

Diluted EPS attributable to Verisk	$1.61	$1.54	$5.06	$5.22
Diluted adjusted EPS	$1.72	$1.67	$5.34	$5.04

Weighted-average diluted shares outstanding	139.9	142.5	140.4	143.3

Free Cash Flow Reconciliation

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	% Change	2025	2024	% Change
Net cash provided by operating activities	$403.5	$296.2	36.2%	$1,092.7	$888.6	23.0%
Capital expenditures	(67.4)	(55.5)	21.4	(176.9)	(168.5)	5.0
Free cash flow	$336.1	$240.7	39.6	$915.8	$720.1	27.2